Exhibit 8.1

May 10, 2023

Syntec Optics, Inc.

515 Lee Road

Rochester, NY 14606

Re: Agreement and Plan of Merger dated May 9, 2023

Ladies and Gentlemen:

We have acted as counsel to Syntec Optics, Inc., a Delaware Corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4 of OmniLit Acquisition Corp., a Delaware corporation (the “Parent”), initially filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), on May 10, 2023 (as amended through the date hereof, the “Registration Statement”), relating to the Agreement and Plan of Merger, dated May 9, 2023 (the “Agreement”), by and among the Parent, Optics Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Parent (“Merger Sub”, together with the Parent, the “OmniLit Parties”), and the Company, whereby Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of the Parent. Any capitalized terms used but not defined herein unless otherwise stated have the meaning given to such terms in the Agreement.

In providing our opinion, we have examined and with your consent are relying upon (i) the Agreement, (ii) the Registration Statement, (iii) the representation letters of the OmniLit Parties and the Company dated as of the date hereof and delivered to us for purposes of this opinion (the “Representation Letters”), and (iv) such other documents as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed that all original documents submitted to us (including any signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the transactions described in the Agreement and in the Registration Statement. In addition, we have assumed with your consent that (i) the transactions will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein will be waived by any party), (ii) the statements concerning the transactions and the parties thereto set forth in the Agreement and in the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the statements and representations made by the OmniLit Parties and the Company in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any such statement or representation set forth in the Agreement, the Registration Statement or the Representation Letters that is qualified by belief, knowledge, intention, materiality or any comparable or similar qualification, is and will be true, complete and correct as if made without such qualification, (v) the parties to the Agreement and their respective subsidiaries will treat the transactions for U.S. federal and applicable state and local income tax purposes in a manner consistent with our opinion, (vi) such parties have complied and will continue to comply with the obligations, covenants and agreements contained in the Agreement, and (vii) there will be no change in applicable U.S. federal income tax law from the date hereof through the Effective Time. If any of the above described assumptions is untrue for any reason or if the transactions are consummated in a manner that is different from the manner described in the Agreement, the Registration Statement, or the Representation Letters, this opinion may be adversely affected. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing.

May 10, 2023

Based upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the caption “U.S. Federal Income Tax Considerations — Tax Consequences of the Merger to U.S. Holders of Syntec Common Stock,” it is our opinion that, for U.S. federal income tax purposes, the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Agreement or the Registration Statement other than the opinion set forth above. Our opinion set forth above is based on the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform you or any other person of any such change or inaccuracy that may occur or come to our attention. In addition, our opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events.

This opinion is furnished to you solely in connection with the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

WOODS OVIATT GILMAN LLP

/s/ Woods Oviatt Gilman LLP